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                                                                    EXHIBIT 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Tultex Corporation ("Tultex") of our report dated February 4, 1997, which appears on page 19 of Tultex's 1996 Annual Report to Stockholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 28, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-1 of such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."


PRICE WATERHOUSE LLP

Winston-Salem, North Carolina
June 13, 1997